EXHIBIT 12

                        GRANITE BROADCASTING CORPORATION
            COMPUTATION OF RATIO OF EBITDA TO TOTAL INTEREST EXPENSE
                        (In thousands except ratios)

                                                                                                             Pro Forma
                                                           Years ended December 31,                        Latest Twelve
                                       ----------------------------------------------------------------    Months Ended
                                                                                                1996         March 31,
                                         1992       1993       1994       1995       1996     Pro Forma        1997
                                       -------    -------    -------    -------    --------    --------      --------
Operating income                       $ 6,865    $ 6,949    $14,513    $27,157    $ 33,811    $ 42,027      $ 39,955

Add:  Depreciation                       2,279      2,398      3,420      4,514       6,144       6,425         6,586
      Amortization                       3,983      3,864      4,715      9,330      11,824      16,158        16,687
      Non-cash compensation expense                   123        282        363         496         496           574
                                       -------    -------    -------    -------    --------    --------      --------
EBITDA                                  13,127     13,334     22,930     41,364      52,275      65,106        63,802
Total interest expense                  11,689     10,988     10,719     27,188      37,114      40,030        40,401
                                       -------    -------    -------    -------    --------    --------      --------

Ratio of EBITDA to total interest
 expense                                  1.12 x     1.21 x     2.14 x     1.52 x      1.41 x      1.63 x        1.58 x
                                       =======    =======    =======    =======    ========    ========      ========